[Handwriting: Acc. 3401]

Addendum to the loan agreement dated July 15, 2006

Extension

 LOAN AGREEMENT

between

EDI Exploration Drilling International Holding GmbH
Goethestrasse 61
45721 Haltern am See

     - in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the managing director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, upon which this is based, shall be amended as follows, with reference to item 2, paragraph 2 and 3, effective immediately:

§ 2 Interest, term and repayment of loan

2.	The term of the loan shall be extended by 6 months, ending on December 31, 2007.

3.	The loan shall be repaid on December 31, 2007 by transfer into the lender’s account.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, July 15, 2007

[Signature]	[Signature]

EDI Holding GmbH	EDI GmbH
Günther Thiemann	Rainer Rotthäuser, Managing director
Lender	Borrower